SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  August 31, 2006

GE Capital Credit Card Master Note Trust
RFS Holding, L.L.C.

GE Money Bank

(Exact Name of issuing entity, depositor and sponsor as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

57-1173164 (RFS Holding, L.L.C.)
20-0268039 (GE Capital Credit Card Card
333-107495, 333-107495-02	Master Note Trust)
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road Building B, 3rd Floor, Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code.)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2006, GE Capital Credit Card Master Note Trust (the “Trust”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) entered into the Third Amendment to Master Indenture, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and the Indenture Trustee amended certain provisions of the Master Indenture, dated as of September 25, 2003, between the Trust and the Indenture Trustee.

On August 31, 2006, the Trust and RFS Holding, L.L.C. (“RFS”) entered into the Fourth Amendment to Transfer Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.2, pursuant to which the Trust and RFS amended certain provisions of the Transfer Agreement, dated as of September 25, 2003, between the Trust and RFS.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable
(b)  Not applicable
(c)  Not applicable
(d)  Exhibits.

Exhibit
No.	Document Description

4.1	Third Amendment to Master Indenture, dated as of August 31, 2006, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas.
4.2	Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, between GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RFS Holding, L.L.C., as depositor

Dated: September 5, 2006	By:	/s/ Russell Walsh
Name: Russell Walsh
Title: Vice President

INDEX TO EXHIBITS

Exhibit
No.	Document Description

4.1	Third Amendment to Master Indenture, dated as of August 31, 2006, between GE Capital Credit Card Master Note Trust and Deutsche Bank Trust Company Americas.
4.2	Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, between GE Capital Credit Card Master Note Trust and RFS Holding, L.L.C.